Exhibit 99.1
N E W S R E L E A S E

MVB Financial Corp. Announces Second Quarter 2026 Results
Company to Host a Conference Call and Webcast at 5:00 PM ET
(FAIRMONT, WV) July 28, 2026 – MVB Financial Corp. (NASDAQ: MVBF) (“MVB Financial,” “MVB” or the “Company”), the holding company for MVB Bank, Inc. (“MVB Bank”), today announced financial results for the second quarter of 2026. The Fintech-enabled bank powering payments, banking-as-a-service and gaming programs for leading Fintech companies nationwide, reported net income of $12.3 million, or $0.95 basic and $0.93 diluted earnings per share, for the second quarter of 2026.

Second Quarter 2026 Highlights (Compared to First Quarter 2026)
Net income of $12.3 million, up significantly compared to both Q1 2026 and Q2 2025.
Loan balances up 3.0%, or 12.1% annualized, marking the fifth consecutive quarter of loan growth.
Balance sheet deposits up 7.4%, or 29.5% annualized, including 5.7% growth in noninterest-bearing deposits driven by payments-related deposits.
Exclusive of the previously disclosed $10.0 million pre-tax gain related to an existing Fintech investment recognized in the second quarter, noninterest income up 6.7%, led by 18.1% growth in payment card and service charge income.
Net interest margin on a fully tax-equivalent (“FTE”) basis, a non-U.S. GAAP financial measure1, expanded 43 basis points; Core FTE net interest margin, a non-U.S. GAAP financial measure1, up 14 basis points to 3.87%.

From Larry F. Mazza, President and Chief Executive Officer, MVB Financial:
“The strong second quarter results reflected continued progress and momentum across both our core banking franchise and our Fintech banking platform. Loan and deposit growth remained solid, net interest income improved and we saw encouraging momentum across our payments business, contributing to both fee income growth and deposit generation during the quarter. These results demonstrate our diversified business model’s strength and our team’s disciplined execution of our strategy.
1See the reconciliation of this non-U.S. GAAP financial measure to its most directly comparable GAAP financial measure later in the release.

“We also successfully resolved our largest nonperforming loan during the quarter through full repayment, improving our credit profile, while benefiting from an improvement in second quarter net interest income. Additionally, the underlying trends across our core banking franchise remained positive as we continued to grow loans, expand our deposit base, strengthen our funding and margin profile and build our Fintech partnership pipeline.

“As previously disclosed, we also recognized a gain during the quarter related to an existing Fintech investment. Together with the successful monetization of our internally incubated Victor platform last year, these transactions demonstrate our ability to both incubate and invest in innovative Fintech businesses. These activities continue to generate shareholder value, while enabling ongoing investment across the business, balance sheet optimization and the long-term growth of the Company’s earnings power.”

SECOND QUARTER 2026 HIGHLIGHTS
•Net Interest Income, Net Interest Margin and Balance Sheet Trends
•FTE net interest income, a non-U.S. GAAP financial measure1, totaled $32.4 million, up $3.8 million, or 13.4%, from prior quarter, primarily reflecting continued loan growth, a lower overall cost of funds and interest income associated with the successful resolution of the Company’s largest nonperforming loan. Excluding the interest income associated with the loan payoff, FTE net interest income was up 5.4% from the prior quarter.
•FTE net interest margin, a non-U.S. GAAP financial measure1, increased to 4.16%, up from 3.73% in the prior quarter. The increase primarily reflected continued improvement in the Company’s funding profile, including growth in noninterest-bearing deposits and the full quarter benefit of previously disclosed balance sheet optimization initiatives completed during the first quarter of 2026, loan growth and interest income associated with the resolution of the Company’s largest nonperforming loan. Excluding the aforementioned loan payoff, the core FTE net interest margin, a non-U.S. GAAP financial measure1, was approximately 3.87%, representing 14 basis points of expansion.
•Total loan balances up $72.7 million, or 3.0%, from the prior quarter to $2.48 billion, reflecting improved market conditions, and representing the fifth consecutive quarter of loan growth.
•Total deposits were $3.11 billion as of June 30, 2026, an increase of $214.0 million, or 7.4%, from the prior quarter-end, including a $58.1 million increase in noninterest-bearing deposits. Growth in payments-related deposits contributed to quarter-end balances, helping diversify the Company’s funding base during what has historically been a seasonally softer quarter for deposit growth particularly in gaming and certain banking-as-a-service relationships.
1See the reconciliation of this non-U.S. GAAP financial measure to its most directly comparable GAAP financial measure later in the release.

•Noninterest-bearing deposits represented 34.4% of total deposits as of June 30, 2026, compared to 34.9% as of the prior quarter-end. The loan-to-deposit ratio was 79.6% as compared to 83.0% at the prior quarter-end.
•Noninterest Income and Expense
•Total noninterest income was $18.8 million, compared to $8.2 million in the prior quarter. The increase primarily reflected the previously disclosed $10.0 million pre-tax gain related to an existing Fintech investment. Excluding this gain, core fee income was up 6.7% from the prior quarter, led by continued growth in payment card and service charge income.
•The Company continued to execute its Fintech banking platform strategy during the quarter through new client onboarding and continued progress across its payment business, contributing to growth in both payments-related deposits and payment card revenue.
•Total noninterest expense was $30.4 million, compared to $28.1 million in the prior quarter, an increase of 8.2%. The increase included approximately $0.6 million in nonrecurring expenses, annual merit increases, higher incentive compensation accruals and continued investment in strategic growth initiatives, including the build out of the Company’s specialty lending platform and ongoing technology and artificial intelligence initiatives.
•Asset Quality and Capital
•Nonperforming loans totaled $29.2 million, or 1.2% of total loans, as of June 30, 2026, compared to $34.7 million, or 1.4% of total loans, as of the prior quarter-end. The decline was driven by the successful resolution of the Company’s largest nonperforming loan during the quarter, partially offset by new nonperforming loans, which did not reflect any notable industry or geographic concentration.
•Criticized loans as a percentage of total loans were 3.1% as of June 30, 2026, compared to 3.7% as of March 31, 2026. Classified loans as a percentage of total loans were 1.9%, compared to 2.2% as of the prior quarter end.
•Net charge-offs were $1.4 million, or 0.23% annualized of average loans, for the second quarter, compared to $1.5 million, or 0.26% annualized, for the prior quarter.
•Provision for credit losses totaled $4.7 million, compared to $1.9 million for the prior quarter. The increase in provision for credit losses reflected continued growth of the loan portfolio, specific reserves associated with a small number of isolated credits, as well as updates to the allowance methodology based on current economic conditions and qualitative factors. The allowance for credit losses for loans increased to 1.14% of total loans at June 30, 2026, compared to 0.94% at the prior quarter-end.
•The Community Bank Leverage Ratio, Tier 1 Risk-Based Capital Ratio and MVB Bank’s Total Risk-Based Capital Ratio were 10.3%, 12.2% and 13.2%, respectively, at June 30, 2026, compared to 10.1%, 12.6% and 13.5%, respectively, at the prior quarter-end.
•The tangible common equity ratio, a non-U.S. GAAP financial measure1, was 9.7% as of June 30, 2026, compared to 10.0% as of March 31, 2026 and 9.3% as of June 30, 2025.
•During the quarter, the Company repurchased 48,432 shares of common stock for approximately $1.2 million at an average price of $25.56 per share under its previously authorized share repurchase program.
•Book value per common share and tangible book value per common share, a non-U.S. GAAP financial measure1, were $26.61 and $26.52, respectively, at June 30, 2026, compared to $26.07 and $25.98, respectively, at the prior quarter-end.

1See the reconciliation of this non-U.S. GAAP financial measure to its most directly comparable GAAP financial measure later in the release.

Conference Call and Webcast
The Company will host a conference call and webcast at 5:00 p.m. Eastern Time today, July 28, 2026, to discuss its quarterly financial results. The call can be accessed via telephone at 877-451-6152 (domestic) or 201-389-0879 (international). A recorded replay can be accessed through August 11, 2026, by dialing 844-512-2921 (domestic) or 412-317-6671 (international); access code: 13760259. Additionally, interested parties can listen to a live webcast of the call on the Company's website at ir.mvbbanking.com. An archived version of the webcast will be available in the same location shortly after the live call has ended.

About MVB Financial Corp.
MVB Financial Corp. (Nasdaq: MVBF) is an innovative bank powering Fintech solutions in payments, card issuance and online gaming programs for leading Fintech companies nationwide, while providing traditional retail and commercial banking services within established markets. MVB’s comprehensive platform includes money movement solutions across all modalities and embedded finance capabilities. MVB combines proven Fintech builder/incubator capabilities, innovative culture, regulatory expertise, core banking and AI-driven operational efficiency to enable Fintech partners to navigate complex regulatory requirements while accelerating time-to-market. For more information about MVB, please visit ir.mvbbanking.com.

Forward-Looking Statements
MVB Financial has made forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this press release that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about the future and are subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries. Forward-looking statements can be identified by the use of words such as “may,” “could,” “should,” “would,” “will,” “plans,” “believes,” “estimates,” “expects,” “anticipates,” “intends,” “continues” or the negative of those terms or similar expressions. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in forward-looking statements. Therefore, undue reliance should not be placed upon any forward-looking statements. Those factors include but are not limited to: market, economic, operational, liquidity and credit risk; changes in market interest rates; inability to successfully execute business plans, including strategies related to investments in Fintech companies; competition; industry factors and volatility and disruption in local, national and international political and economic conditions, such as economic slowdowns or recessions, nationally and in the markets in which we operate and other developments such as wars, natural disasters, epidemics or pandemics, military actions, terrorists attacks or geopolitical conflict, and any governmental or societal responses thereto; changes in demand for loan products and deposit flow; changes in deposit classifications; operational risks and risk management failures; and government regulation and supervision. Additional factors that may cause actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as well as its other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Except as required by law, the Company disclaims any obligation to update, revise or correct any forward-looking statements.

Accounting standards require the consideration of subsequent events occurring after the balance sheet date for matters that require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company’s financial statements when filed with the SEC. Accordingly, the consolidated financial information in this announcement is subject to change.

Questions or comments concerning this earnings release should be directed to:

MVB Financial Corp.
Michael R. Sumbs, Executive Vice President and Chief Financial Officer
(844) 682-2265
msumbs@mvbbanking.com

Amy Baker, VP, Corporate Communications and Marketing
(844) 682-2265
abaker@mvbbanking.com

Non-U.S. GAAP Financial Measures
This document contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these non-U.S. GAAP financial measures in its analysis of the Company’s performance. These measures should not be considered a substitute for GAAP basis measures, nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of non-U.S. GAAP financial measures that exclude the impact of specified items provides useful supplemental information that is essential to a proper understanding of the Company’s financial condition and results. Non-U.S. financial GAAP measures are not formally defined under GAAP, and other entities may use calculation methods that differ from those used by the Company. As a complement to GAAP financial measures, management believes these non-U.S. GAAP financial measures assist investors in comparing the financial condition and results of operations of financial institutions due to the industry prevalence of such non-U.S. GAAP financial measures. See the tables below for a reconciliation of these non-U.S. GAAP financial measures to the most directly comparable GAAP financial measures.

MVB Financial Corp.
Financial Highlights
Consolidated Statements of Income
(Unaudited) (Dollars in thousands, except per share data)

	Quarterly			Year-to-Date
	2026	2026	2025	2026	2025
	Second Quarter	First Quarter	Second Quarter
Interest income	$48,583	$44,774	$42,384	$93,357	$85,613
Interest expense	16,309	16,322	16,604	32,631	33,157
Net interest income	32,274	28,452	25,780	60,726	52,456
Provision for credit losses	4,677	1,854	1,990	6,531	2,167
Net interest income after provision for credit losses	27,597	26,598	23,790	54,195	50,289

Total noninterest income	18,796	8,209	7,945	27,005	14,953

Noninterest expense:
Salaries and employee benefits	17,641	16,152	15,801	33,793	32,213
Other expense	12,769	11,960	12,768	24,729	25,057
Total noninterest expenses	30,410	28,112	28,569	58,522	57,270

Income before income taxes	15,983	6,695	3,166	22,678	7,972
Income taxes	3,732	1,511	1,164	5,243	2,411
Net income, before noncontrolling interest	12,251	5,184	2,002	17,435	5,561
Net loss attributable to noncontrolling interest	—	—	—	—	18
Net income available to common shareholders	$12,251	$5,184	$2,002	$17,435	$5,579

Earnings per share - basic	$0.95	$0.41	$0.16	$1.36	$0.43
Earnings per share - diluted	$0.93	$0.39	$0.15	$1.32	$0.42

Noninterest Income
(Unaudited) (Dollars in thousands)

	Quarterly			Year-to-Date
	2026	2026	2025	2026	2025
	Second Quarter	First Quarter	Second Quarter
Payment card and service charge income	$6,008	$5,086	$4,653	$11,094	$9,638
Investment portfolio gains (losses)	11,269	669	(166)	11,938	(474)
Equity method investments income	1,834	1,966	2,315	3,800	2,960
Gain on divestiture activity	—	—	—	—	608
Loss on derivatives	(677)	—	—	(677)	—
Other noninterest income	362	488	1,143	850	2,221
Total noninterest income	$18,796	$8,209	$7,945	$27,005	$14,953

Condensed Consolidated Balance Sheets
(Unaudited) (Dollars in thousands)

	June 30, 2026	March 31, 2026	June 30, 2025
Cash and cash equivalents	$312,596	$177,635	$399,379
Investment securities available-for-sale	429,578	421,729	396,555
Equity securities	62,503	51,459	43,923
Loans receivable	2,476,393	2,403,739	2,153,309
Less: Allowance for credit losses	(28,217)	(22,605)	(20,785)
Loans receivable, net	2,448,176	2,381,134	2,132,524
Premises and equipment, net	9,935	10,071	10,877
Other assets	283,065	280,270	240,750
Total assets	$3,545,853	$3,322,298	$3,224,008

Noninterest-bearing deposits	$1,069,207	$1,011,098	$1,050,104
Interest-bearing deposits	2,042,169	1,886,246	1,754,319
Subordinated debt	34,072	34,046	73,912
Revolving line of credit	20,000	20,000	—
Other liabilities	35,862	35,988	43,358
Total liabilities	3,201,310	2,987,378	2,921,693

Common stock	14,323	14,174	13,877
Additional paid-in capital	172,940	172,397	166,078
Retained earnings	203,497	193,413	173,350
Accumulated other comprehensive loss	(18,039)	(18,061)	(27,869)
Treasury stock	(28,178)	(27,003)	(23,121)
Total stockholders’ equity	344,543	334,920	302,315
Total liabilities and stockholders’ equity	$3,545,853	$3,322,298	$3,224,008

Average Balances and Interest Rates
(Unaudited) (Dollars in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2026			March 31, 2026			June 30, 2025
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing balances with banks	$252,962	$2,289	3.63%	$340,906	$3,031	3.61%	$332,265	$3,592	4.34%
Investment securities:
Taxable	371,891	4,790	5.17	361,901	4,409	4.94	305,600	2,828	3.71
Tax-exempt [1]	55,637	538	3.88	56,737	557	3.98	96,135	819	3.42
Loans: [2]
Commercial	1,801,797	33,481	7.45	1,774,717	30,232	6.91	1,488,610	28,371	7.64
Tax-exempt [1]	2,327	27	4.65	2,286	25	4.44	2,719	29	4.28
Real estate	490,000	5,061	4.14	487,773	4,883	4.06	538,595	5,826	4.34
Consumer	150,595	2,516	6.70	84,249	1,758	8.46	61,022	1,096	7.20
Total loans	2,444,719	41,085	6.74	2,349,025	36,898	6.37	2,090,946	35,322	6.78
Total earning assets	3,125,209	48,702	6.25	3,108,569	44,895	5.86	2,824,946	42,561	6.04
Less: Allowance for credit losses	(22,877)			(21,829)			(19,459)
Cash and due from banks	9,742			9,947			8,215
Other assets	344,238			336,744			300,378
Total assets	$3,456,312			$3,433,431			$3,114,080

Liabilities
Deposits:
NOW	$798,433	$6,388	3.21%	$709,743	$5,217	2.98%	$658,490	$4,966	3.02%
Money market checking	582,385	3,641	2.51	542,170	3,072	2.30	358,968	2,284	2.55
Savings	149,211	1,062	2.85	149,883	1,197	3.24	117,123	920	3.15
IRAs	6,580	51	3.11	7,137	60	3.41	7,414	68	3.68
CDs	447,766	4,483	4.02	550,973	5,764	4.24	657,367	7,545	4.60
Total interest-bearing deposits	1,984,375	15,625	3.16	1,959,906	15,310	3.17	1,799,362	15,783	3.52
Repurchase agreements and federal funds sold	4,549	23	2.03	4,186	21	2.03	4,081	24	2.36
FHLB and other borrowings	1,321	9	2.73	56	1	7.24	8	—	—
Subordinated debt	34,063	314	3.70	60,707	858	5.73	73,890	797	4.33
Revolving line of credit	20,000	338	6.78	7,556	132	7.08	—	—	—
Total interest-bearing liabilities	2,044,308	16,309	3.20	2,032,411	16,322	3.26	1,877,341	16,604	3.55
Noninterest-bearing demand deposits	1,030,279			1,011,690			886,657
Other liabilities	37,872			50,811			44,021
Total liabilities	3,112,459			3,094,912			2,808,019

Stockholders’ equity
Common stock	14,221			14,117			13,825
Paid-in capital	172,231			171,040			165,611
Treasury stock	(27,596)			(27,003)			(18,029)
Retained earnings	202,957			193,468			173,394
Accumulated other comprehensive loss	(17,960)			(13,103)			(28,740)
Total stockholders’ equity	343,853			338,519			306,061
Total liabilities and stockholders’ equity	$3,456,312			$3,433,431			$3,114,080

Net interest income and margin (tax-equivalent)[1]		$32,393	4.16%		$28,573	3.73%		$25,957	3.69%
Less: Tax-equivalent adjustments		(119)			(121)			(177)
Net interest income and margin		$32,274	4.14%		$28,452	3.71%		$25,780	3.66%
1In order to make pre-tax income and resultant yields on tax-exempt loans and investment securities comparable to those on taxable loans and investment securities, a tax-equivalent adjustment has been computed using a Federal tax rate of 21% for the periods presented, which is a non-U.S. GAAP financial measure. See the reconciliation of this non-U.S. GAAP financial measure to its most directly comparable GAAP financial measure included in the tables on page 13.
2 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.

	Six Months Ended			Six Months Ended
	June 30, 2026			June 30, 2025
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing balances with banks	$296,691	$5,320	3.62%	$388,574	$8,326	4.32%
Investment securities:
Taxable	366,924	9,199	5.06	316,577	5,586	3.56
Tax-exempt [1]	56,184	1,095	3.93	99,050	1,676	3.41
Loans: [2]
Commercial	1,780,876	63,713	7.21	1,490,414	56,391	7.63
Tax-exempt [1]	2,306	53	4.63	2,772	59	4.29
Real estate	488,893	9,944	4.10	542,330	11,688	4.35
Consumer	125,060	4,274	6.89	61,984	2,251	7.32
Total loans	2,397,135	77,984	6.56	2,097,500	70,389	6.77
Total earning assets	3,116,934	93,598	6.06	2,901,701	85,977	5.98
Less: Allowance for loan losses	(22,356)			(19,544)
Cash and due from banks	9,844			7,601
Other assets	340,511			314,450
Total assets	$3,444,933			$3,204,208

Liabilities
Deposits:
NOW	$785,269	$11,605	2.98%	$589,361	$8,100	2.77%
Money market checking	562,389	6,713	2.41	347,420	4,377	2.54
Savings	149,545	2,259	3.05	103,599	1,502	2.92
IRAs	6,857	111	3.26	7,567	149	3.97
CDs	499,084	10,247	4.14	735,639	17,338	4.75
Total interest-bearing deposits	2,003,144	30,935	3.11	1,783,586	31,466	3.56
Repurchase agreements and federal funds sold	4,369	45	2.08	3,627	39	2.17
FHLB and other borrowings	692	9	2.62	2,547	58	4.59
Senior term loan	13,812	470	6.86	—	—	—
Subordinated debt	47,311	1,172	5.00	73,859	1,594	4.35
Total interest-bearing liabilities	2,069,328	32,631	3.18	1,863,619	33,157	3.59
Noninterest-bearing demand deposits	990,099			989,138
Other liabilities	44,306			46,339
Total liabilities	3,103,733			2,899,096

Stockholders’ equity
Common stock	14,169			13,811
Paid-in capital	171,639			165,291
Treasury stock	(27,301)			(17,389)
Retained earnings	198,238			171,890
Accumulated other comprehensive loss	(15,545)			(28,509)
Total stockholders’ equity attributable to parent	341,200			305,094
Noncontrolling interest	—			18
Total stockholders’ equity	341,200			305,112
Total liabilities and stockholders’ equity	$3,444,933			$3,204,208

Net interest income and margin (tax-equivalent) [1]		$60,967	3.94%		$52,820	3.67%
Less: Tax-equivalent adjustments		(241)			(364)
Net interest income and margin		$60,726	3.93%		$52,456	3.65%
1 In order to make pre-tax income and resultant yields on tax-exempt loans and investment securities comparable to those on taxable loans and investment securities, a tax-equivalent adjustment has been computed using a Federal tax rate of 21% for the periods presented, which is a non-U.S. GAAP financial measure. See the reconciliation of this non-U.S. GAAP financial measure to its most directly comparable GAAP financial measure included in the tables on page 13.
2 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.

Selected Financial Data
(Unaudited) (Dollars in thousands, except share and per share data)

	Quarterly				Year-to-Date
	2026	2026	2025		2026	2025
	Second Quarter	First Quarter	Second Quarter
Earnings and Per Share Data:
Net income	$12,251	$5,184	$2,002		$17,435	$5,579
Earnings per share - basic	$0.95	$0.41	$0.16		$1.36	$0.43
Earnings per share - diluted	$0.93	$0.39	$0.15		$1.32	$0.42
Cash dividends paid per common share	$0.17	$0.17	$0.17		$0.34	$0.34
Book value per common share	$26.61	$26.07	$23.78		$26.61	$23.78
Tangible book value per common share [1]	$26.52	$25.98	$23.68		$26.52	$23.68
Weighted-average shares outstanding - basic	12,869,947	12,795,271	12,912,113		12,832,815	12,930,046
Weighted-average shares outstanding - diluted	13,186,672	13,191,405	13,121,436		13,188,996	13,151,616

Performance Ratios:
Return on average assets [2]	1.4%	0.6%	0.3%		1.0%	0.3%
Return on average equity [2]	14.3%	6.1%	2.6%		10.2%	3.7%
Net interest margin 3 4	4.16%	3.73%	3.69%		3.94%	3.67%
Efficiency ratio [5]	59.5%	76.7%	84.7%		66.7%	85.0%
Overhead ratio 2 6	3.5%	3.3%	3.7%		3.4%	3.6%
Equity to assets	9.7%	10.1%	9.4%		9.7%	9.4%

Asset Quality Data and Ratios:
Charge-offs	$1,773	$1,890	$628		$3,663	$2,015
Recoveries	$391	$392	$445		$783	$975
Net loan charge-offs to total loans [2,7]	0.23%	0.26%	0.04%		0.24%	0.10%
Allowance for credit losses	$28,217	$22,605	$20,785		$28,217	$20,785
Allowance for credit losses to total loans	1.14%	0.94%	0.97%	0.97%	1.14%	0.97%
Nonperforming loans	$29,233	$34,740	$21,055		$29,233	$21,055
Nonperforming loans to total loans	1.2%	1.4%	1.0%		1.2%	1.0%

Mortgage Company Equity Method Investees Production Data[8]:
Mortgage pipeline	$1,236,366	$1,126,262	$1,128,738		$1,236,366	$1,128,738
Loans originated	$1,491,404	$1,406,921	$1,352,603		$2,898,326	$2,663,305
Loans closed	$927,934	$936,789	$882,361		$1,864,724	$1,770,383
Loans sold	$820,716	$747,829	$699,036		$1,568,546	$1,343,718
1 Common equity, less total goodwill and intangibles per common share, a non-U.S. GAAP financial measure. See the reconciliation of this non-U.S. GAAP financial measure to its most directly comparable GAAP financial measure included in the tables on page 13.
2 Annualized for the quarterly periods presented.
3 Net interest income as a percentage of average interest-earning assets.
4 Presented on a fully tax-equivalent basis, a non-U.S. GAAP financial measure.
5 Noninterest expense as a percentage of net interest income and noninterest income.
6 Noninterest expense as a percentage of average assets.
7 Ratio of charge-offs, less recoveries to total loans.
8 Information is related to Intercoastal Mortgage Company, LLC and Warp Speed Holdings, LLC, entities in which MVB has an ownership interest that are accounted for as equity method investments.

Non-U.S. GAAP Reconciliation: Net Interest Income and Net Interest Margin on a Fully Tax-Equivalent Basis
The following table reconciles, for the periods shown below, net interest income and net interest margin on a fully tax-equivalent basis:

	Three Months Ended			Six Months Ended
(Dollars in thousands)	June 30, 2026	March 31, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net interest margin - U.S. GAAP basis
Net interest income	$32,274	$28,452	$25,780	$60,726	$52,456
Average interest-earning assets	$3,125,209	$3,108,569	$2,824,946	$3,116,934	$2,901,701
Net interest margin	4.14%	3.71%	3.66%	3.93%	3.65%

Net interest margin - non-U.S. GAAP basis
Net interest income	$32,274	$28,452	$25,780	$60,726	$52,456
Impact of fully tax-equivalent adjustment	119	121	177	241	364
Net interest income on a fully tax-equivalent basis	$32,393	$28,573	$25,957	$60,967	$52,820
Average interest-earning assets	$3,125,209	$3,108,569	$2,824,946	$3,116,934	$2,901,701
Net interest margin on a fully tax-equivalent basis	4.16%	3.73%	3.69%	3.94%	3.67%

Core net interest margin - non-U.S. GAAP basis
Net interest income on a fully tax-equivalent basis	$32,393	$28,573	$25,957	$60,967	$52,820
Less: interest income from non-recurring items	(2,272)	—	—	(2,272)	—
Core net interest income on a fully tax-equivalent basis	$30,121	$28,573	$25,957	$58,695	$52,820
Average interest-earning assets	$3,125,209	$3,108,569	$2,824,946	$3,116,934	$2,901,701
Adjusted net interest margin on a fully tax-equivalent basis	3.87%	3.73%	3.69%	3.80%	3.67%

Non-U.S. GAAP Reconciliation: Tangible Book Value per Common Share and Tangible Common Equity Ratio
(Unaudited) (Dollars in thousands, except per share data)

	June 30, 2026	March 31, 2026	June 30, 2025
Tangible Book Value per Common Share
Goodwill	$1,200	$1,200	$1,200
Total intangibles	$1,200	1,200	1,200

Total equity attributable to parent	$344,543	334,920	302,315
Less: Total intangibles	(1,200)	(1,200)	(1,200)
Tangible common equity	$343,343	$333,720	$301,115

Tangible common equity	$343,343	$333,720	$301,115
Common shares outstanding (000s)	12,947	12,847	12,715
Tangible book value per common share	$26.52	$25.98	$23.68

Tangible Common Equity Ratio
Total assets	$3,545,853	$3,322,298	$3,224,008
Less: Total intangibles	(1,200)	(1,200)	(1,200)
Tangible assets	$3,544,653	$3,321,098	$3,222,808

Tangible assets	$3,544,653	$3,321,098	$3,222,808
Tangible common equity	$343,343	$333,720	$301,115
Tangible common equity ratio	9.7%	10.0%	9.3%